EXHIBIT 99.1

Oil States Announces Third Quarter 2019 Results of Operations

HOUSTON, Oct. 24, 2019 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the third quarter of 2019 of $31.9 million, or $0.54 per diluted share, on revenues of $263.7 million and Consolidated EBITDA (Note A) of $31.3 million. The reported third quarter 2019 results included a non-cash fixed asset impairment charge for the Drilling Services business of $33.7 million ($26.6 million after-tax, or $0.45 per diluted share) and severance and downsizing charges totaling $0.7 million ($0.5 million after-tax, or $0.01 per diluted share).

These results compare to reported net loss for the third quarter of 2018 of $4.0 million, or $0.07 per diluted share, on revenues of $274.6 million and Consolidated EBITDA of $27.6 million. The reported third quarter 2018 results included legal fees incurred for patent defense of $3.5 million ($2.8 million after-tax, or $0.05 per diluted share) and a reserve for prior years' Fair Labor Standards Act ("FLSA") claim settlements of $2.6 million ($2.1 million after-tax, or $0.03 per diluted share).

Third quarter 2019 highlights included:

  Cash flow from operations totaling $49.9 million

  Revolving credit facility net repayments totaling $34.2 million

  Offshore/Manufactured Products backlog increase of 3.7%, with a 1.2x book-to-bill ratio for the quarter

  Drilling Services non-cash fixed asset impairment charge of $33.7 million

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "Our third quarter revenues were largely in-line with our previous guidance, but Consolidated EBITDA outperformed the mid-point of our estimates supported by sequential improvements in Gulf of Mexico and international Completion Services activity, along with increased sales of our project-driven products and other products and services in our Offshore/Manufactured Products segment. Our consolidated revenue was flat sequentially, but EBITDA grew 18% over the period, yielding very strong incrementals. We received one notable project award above $10 million during the quarter, our fourth such significant award won so far this year, leading to a 3.7% increase in backlog and a 1.2x book-to-bill ratio for the quarter, bringing us to a 1.5x book-to-bill ratio year-to-date. As of September 30, 2019 our backlog totaled $293.3 million, our highest level reported since March 31, 2016. In addition, we generated strong quarterly free cash flow, which was used to reduce debt."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products generated revenues and Segment EBITDA (Note B) of $104.8 million and $16.9 million, respectively, in the third quarter of 2019 compared to revenues of $102.0 million and Segment EBITDA of $15.8 million reported in the second quarter of 2019. Revenues increased 2.8% while Segment EBITDA increased 6.5% sequentially, due to higher project-driven sales and other products and services revenues, coupled with improved facility cost absorption. Segment EBITDA margin in the third quarter of 2019 was 16.1%, up from 15.5% reported in the second quarter of 2019.

Notable backlog additions during the third quarter of 2019 included a military product award. Backlog increased 3.7% sequentially and 67.9% year-over-year, respectively, totaling $293.3 million at September 30, 2019 compared to $282.9 million at June 30, 2019, and $174.6 million at September 30, 2018. Third quarter 2019 bookings totaled $123.2 million, yielding a book-to-bill ratio of 1.2x.

Well Site Services

Well Site Services generated revenues of $116.0 million, Segment EBITDA of $20.2 million and a Segment EBITDA margin of 17.4% in the third quarter of 2019. This compares to revenues of $116.0 million, Segment EBITDA of $18.3 million and a Segment EBITDA margin of 15.8% reported in the second quarter of 2019. Results in the third quarter of 2019 benefited from improved Completion Services customer activity in international markets and the Gulf of Mexico, along with the benefits of continued cost reduction measures.

During the third quarter of 2019, the Company made the strategic decision to reduce the scope of its Drilling Services business (with plans to adjust from 34 rigs to 9 rigs) due to ongoing weakness in customer demand for vertical drilling units in the U.S. land market. As a result of this decision, the Drilling Services business recorded a non-cash impairment charge of $33.7 million to decrease the carrying value of the associated fixed assets.

Downhole Technologies

Downhole Technologies generated revenues of $42.9 million and Segment EBITDA of $6.0 million in the third quarter of 2019 compared to revenues and Segment EBITDA of $46.7 million and $3.8 million, respectively, in the second quarter of 2019. While EBITDA improved considerably, sequential revenue declines were realized as the segment experienced lower customer activity levels later in the third quarter. Segment EBITDA margin was 13.9% in the third quarter of 2019 compared to 8.1% in the second quarter of 2019. The second quarter 2019 Segment EBITDA margin was negatively impacted by $1.4 million of inventory write-offs associated with product design changes.

Income Taxes

The Company recognized an effective tax rate benefit of 16.3% in the third quarter of 2019 which compared to an effective tax rate benefit of 2.6% in the second quarter of 2019. The effective tax rate benefit for both periods was below the U.S. statutory rate primarily due to certain non-deductible expenses.

Financial Condition

As of September 30, 2019, $65.0 million was outstanding under the Company’s revolving credit facility, while cash on hand totaled $14.7 million. The Company repaid $34.2 million of borrowings outstanding under its revolving credit facility during the third quarter of 2019. As of September 30, 2019, the total amount available to be drawn under the revolving credit facility was $139.1 million. The Company's total debt represented 16.1% of combined total debt and stockholders' equity at September 30, 2019.

Conference Call Information

The call is scheduled for Friday, October 25, 2019 at 10:00 am Central Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode 49128922. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 49128922.

About Oil States

Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Products	$122,067	$124,965	$120,271	$363,360	$385,279
Services	141,630	139,720	154,323	415,633	428,736
	263,697	264,685	274,594	778,993	814,015

Costs and expenses:
Product costs	90,796	95,289	87,822	275,353	276,122
Service costs	110,294	112,823	127,836	333,727	342,829
Cost of revenues (exclusive of depreciation and amortization expense presented below)	201,090	208,112	215,658	609,080	618,951
Selling, general and administrative expense	31,935	31,484	32,285	93,527	102,399
Depreciation and amortization expense	31,366	31,883	30,586	94,800	90,698
Impairment of fixed assets	33,697	—	—	33,697	—
Other operating (income) expense, net	519	(399)	(213)	34	(2,097)
	298,607	271,080	278,316	831,138	809,951
Operating income (loss)	(34,910)	(6,395)	(3,722)	(52,145)	4,064

Interest expense, net	(4,352)	(4,617)	(4,843)	(13,721)	(14,087)
Other income, net	1,190	1,009	709	2,866	1,927
Loss before income taxes	(38,072)	(10,003)	(7,856)	(63,000)	(8,096)
Income tax benefit	6,204	263	3,837	6,744	3,327
Net loss	$(31,868)	$(9,740)	$(4,019)	$(56,256)	$(4,769)

Net loss per share:
Basic	$(0.54)	$(0.16)	$(0.07)	$(0.95)	$(0.08)
Diluted	$(0.54)	$(0.16)	$(0.07)	$(0.95)	$(0.08)

Weighted average number of common shares outstanding:
Basic	59,423	59,406	59,026	59,362	58,606
Diluted	59,423	59,406	59,026	59,362	58,606

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,655	$19,316
Accounts receivable, net	256,387	283,607
Inventories, net	215,558	209,393
Prepaid expenses and other current assets	18,802	21,715
Total current assets	505,402	534,031

Property, plant, and equipment, net	470,983	540,427
Operating lease assets, net	45,497	—
Goodwill, net	646,744	647,018
Other intangible assets, net	236,159	255,301
Other noncurrent assets	29,179	27,044
Total assets	$1,933,964	$2,003,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25,591	$25,561
Accounts payable	78,511	77,511
Accrued liabilities	59,988	60,730
Current operating lease liabilities	8,557	—
Income taxes payable	5,385	3,072
Deferred revenue	25,888	14,160
Total current liabilities	203,920	181,034

Long-term debt	239,596	306,177
Long-term operating lease liabilities	37,230	—
Deferred income taxes	41,604	53,831
Other noncurrent liabilities	25,270	23,011
Total liabilities	547,620	564,053

Stockholders' equity:
Common stock	726	718
Additional paid-in capital	1,110,572	1,097,758
Retained earnings	973,262	1,029,518
Accumulated other comprehensive loss	(76,932)	(71,397)
Treasury stock	(621,284)	(616,829)
Total stockholders' equity	1,386,344	1,439,768
Total liabilities and stockholders' equity	$1,933,964	$2,003,821

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(56,256)	$(4,769)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	94,800	90,698
Impairment of fixed assets	33,697	—
Stock-based compensation expense	12,822	16,554
Amortization of debt discount and deferred financing costs	5,903	5,504
Deferred income tax provision (benefit)	(11,935)	1,061
Gain on disposals of assets	(2,310)	(5,046)
Other, net	1,216	991
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	24,993	(25,454)
Inventories	(6,867)	(7,867)
Accounts payable and accrued liabilities	3,143	18,311
Income taxes payable	1,948	524
Other operating assets and liabilities, net	14,740	(10,406)
Net cash flows provided by operating activities	115,894	80,101

Cash flows from investing activities:
Capital expenditures	(45,832)	(71,286)
Acquisitions of businesses, net of cash acquired	—	(379,676)
Proceeds from disposition of property, plant and equipment	3,619	1,812
Proceeds from flood insurance claims	—	3,589
Other, net	(1,534)	(1,218)
Net cash flows used in investing activities	(43,747)	(446,779)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	—	200,000
Purchase of 1.50% convertible senior notes	(858)	—
Revolving credit facility borrowings	175,306	769,147
Revolving credit facility repayments	(246,450)	(608,565)
Other debt and finance lease repayments, net	(434)	(405)
Payment of financing costs	(18)	(7,368)
Purchase of treasury stock	(757)	—
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,698)	(4,178)
Net cash flows provided by (used in) financing activities	(76,909)	348,631

Effect of exchange rate changes on cash and cash equivalents	101	849
Net change in cash and cash equivalents	(4,661)	(17,198)
Cash and cash equivalents, beginning of period	19,316	53,459
Cash and cash equivalents, end of period	$14,655	$36,261

Cash paid for:
Interest	$8,378	$7,730
Income taxes, net of refunds	(2,522)	2,369

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Well Site Services:
Completion Services	$103,966	$103,320	$111,669	$307,928	$302,877
Drilling Services	12,034	12,646	16,920	32,430	51,235
Total Well Site Services	116,000	115,966	128,589	340,358	354,112
Downhole Technologies	42,882	46,740	56,571	143,912	161,626
Offshore/Manufactured Products(1):
Project-driven products	39,474	38,517	22,277	105,236	98,301
Short-cycle products	34,698	35,011	34,170	101,722	111,936
Other products and services	30,643	28,451	32,987	87,765	88,040
Total Offshore/Manufactured Products	104,815	101,979	89,434	294,723	298,277
Total revenues	$263,697	$264,685	$274,594	$778,993	$814,015

Operating income (loss):
Well Site Services:
Completion Services(2,3,4,5,6)	$1,719	$(507)	$(3,271)	$(2,282)	$(6,538)
Drilling Services(2,5)	(36,495)	(2,601)	(2,206)	(43,655)	(7,474)
Total Well Site Services	(34,776)	(3,108)	(5,477)	(45,937)	(14,012)
Downhole Technologies(4,6)	659	(1,462)	6,485	3,251	26,139
Offshore/Manufactured Products(2,3,5,6)	11,139	9,809	7,069	26,207	32,185
Corporate(6)	(11,932)	(11,634)	(11,799)	(35,666)	(40,248)
Total operating income (loss)	$(34,910)	$(6,395)	$(3,722)	$(52,145)	$4,064

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended September 30, 2019 included severance and downsizing charges of $0.3 million related to the Completion Services business and $0.4 million related to the Offshore/Manufactured Products segment and a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business.

(3) Operating income (loss) for the three months ended June 30, 2019 included severance charges of $0.3 million related to the Completion Services business and $1.0 million related to the Offshore/Manufactured Products segment.

(4) Operating income (loss) for the three months ended September 30, 2018 included $3.5 million of legal fees incurred for patent defense in the Downhole Technologies segment and $2.6 million in reserves for prior years' FLSA claims settlements related to the Completion Services business.

(5) Operating income (loss) for the nine months ended September 30, 2019 included severance and downsizing charges of $1.3 million related to the Completions Services business and $1.7 million related to the Offshore/Manufactured Products segment and a non-cash fixed asset impairment charge of $33.7 million related to the Drilling Services business.

(6) Operating income (loss) for the nine months ended September 30, 2018 included transaction-related expenses of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as $5.9 million of legal fees incurred for patent defense in the Downhole Technologies segment, severance charges of $0.8 million related to the Offshore/Manufactured Products segment, and $3.3 million in reserves for prior years' FLSA claims settlements related to the Completion Services business.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Well Site Services:
Completion Services:
Operating income (loss)	$1,719	$(507)	$(3,271)	$(2,282)	$(6,538)
Depreciation and amortization expense	17,024	17,248	16,884	51,558	49,082
Other income	1,082	809	620	2,472	1,415
EBITDA	$19,825	$17,550	$14,233	$51,748	$43,959

Drilling Services:
Operating loss	$(36,495)	$(2,601)	$(2,206)	$(43,655)	$(7,474)
Depreciation and amortization expense	3,164	3,224	3,479	9,729	10,898
Impairment of fixed assets	33,697	—	—	33,697	—
Other income (expense)	50	126	(1)	197	379
EBITDA	$416	$749	$1,272	$(32)	$3,803

Total Well Site Services:
Operating loss	$(34,776)	$(3,108)	$(5,477)	$(45,937)	$(14,012)
Depreciation and amortization expense	20,188	20,472	20,363	61,287	59,980
Impairment of fixed assets	33,697	—	—	33,697	—
Other income	1,132	935	619	2,669	1,794
Segment EBITDA	$20,241	$18,299	$15,505	$51,716	$47,762

Downhole Technologies:
Operating income (loss)	$659	$(1,462)	$6,485	$3,251	$26,139
Depreciation and amortization expense	5,309	5,256	4,582	15,631	12,998
Other income (expense)	(2)	14	1	12	(12)
Segment EBITDA	$5,966	$3,808	$11,068	$18,894	$39,125

Offshore/Manufactured Products:
Operating income	$11,139	$9,809	$7,069	$26,207	$32,185
Depreciation and amortization expense	5,680	5,973	5,426	17,240	17,026
Other income	60	60	89	185	145
Segment EBITDA	$16,879	$15,842	$12,584	$43,632	$49,356

Corporate:
Operating loss	$(11,932)	$(11,634)	$(11,799)	$(35,666)	$(40,248)
Depreciation and amortization expense	189	182	215	642	694
Other expense	—	—	—	—	—
EBITDA	$(11,743)	$(11,452)	$(11,584)	$(35,024)	$(39,554)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net loss	$(31,868)	$(9,740)	$(4,019)	$(56,256)	$(4,769)
Income tax benefit	(6,204)	(263)	(3,837)	(6,744)	(3,327)
Depreciation and amortization expense	31,366	31,883	30,586	94,800	90,698
Impairment of fixed assets	33,697	—	—	33,697	—
Interest expense, net	4,352	4,617	4,843	13,721	14,087
Consolidated EBITDA (A)	$31,343	$26,497	$27,573	$79,218	$96,689

(A) The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and certain other items. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.